PRESS RELEASE

AbbVie Reports Full-Year and Fourth-Quarter 2020 Financial Results

•Reports Full-Year Diluted EPS of $2.72 on a GAAP Basis; Adjusted Diluted EPS of $10.56

•Delivers Full-Year Net Revenues of $45.804 Billion on a GAAP Basis, an Increase of 37.7 Percent on a Reported Basis; Adjusted Net Revenues Were $45.784 Billion

•Full-Year Global Net Revenues from the Immunology Portfolio Were $22.153 Billion, an Increase of 13.2 Percent on a Reported Basis, or 13.4 Percent on an Operational Basis; U.S. Humira Net Revenues Were $16.112 Billion, an Increase of 8.4 Percent; Internationally, Humira Net Revenues Were $3.720 Billion, a Decrease of 13.6 Percent on a Reported Basis, or 12.5 Percent on an Operational Basis, Due to Biosimilar Competition; Global Skyrizi Net Revenues Were $1.590 Billion; Global Rinvoq Net Revenues Were $731 Million

•Full-Year Global Net Revenues from the Hematologic Oncology Portfolio Were $6.651 Billion, an Increase of 21.7 Percent on a Reported Basis; Global Imbruvica Net Revenues Were $5.314 Billion, an Increase of 13.7 Percent, with U.S. Net Revenues of $4.305 Billion and International Profit Sharing of $1.009 Billion; Global Venclexta Net Revenues Were $1.337 Billion

•Full-Year Global Net Revenues from the Aesthetics Portfolio Were $2.590 Billion; Global Botox Cosmetic Net Revenues Were $1.112 Billion

•Full-Year Global Net Revenues from the Neuroscience Portfolio Were $3.496 Billion; Global Botox Therapeutic Net Revenues Were $1.387 Billion; Global Vraylar Net Revenues Were $951 Million

•Reports Fourth-Quarter Diluted EPS of $0.01 on a GAAP Basis, Inclusive of a Non-cash Charge for Skyrizi Contingent Consideration Revaluation Based on Higher Estimated Future Sales; Adjusted Diluted EPS of $2.92

•Delivers Fourth-Quarter Net Revenues of $13.858 Billion, an Increase of 59.2 Percent on a GAAP Basis

•Provides 2021 GAAP Diluted EPS Guidance Range of $6.69 to $6.89; Provides 2021 Adjusted Diluted EPS Guidance Range of $12.32 to $12.52

NORTH CHICAGO, Ill., February 3, 2021 – AbbVie (NYSE:ABBV) announced financial results for the fourth quarter and full year ended December 31, 2020.

"We successfully completed the transformative Allergan acquisition and delivered another year of strong results in 2020, despite the challenges presented by the global pandemic," said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. "Based on our broad portfolio of diversified growth assets and the robust momentum of our business, we expect impressive growth again in 2021."

Note: "Operational" comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.	1

Fourth-Quarter Results
•Worldwide net revenues were $13.858 billion, an increase of 59.2 percent on a reported basis, or an increase of 6.8 percent on a comparable operational basis.
•Global net revenues from the immunology portfolio were $5.958 billion, an increase of 15.3 percent on a reported basis, or 14.8 percent on an operational basis.
◦Global Humira net revenues of $5.152 billion increased 4.8 percent on a reported basis, or 4.4 percent on an operational basis. U.S. Humira net revenues were $4.293 billion, an increase of 8.2 percent. Internationally, Humira net revenues were $859 million, a decrease of 9.4 percent on a reported basis, or 11.4 percent on an operational basis, due to biosimilar competition.
◦Global Skyrizi net revenues were $525 million.
◦Global Rinvoq net revenues were $281 million.
•Global net revenues from the hematologic oncology portfolio were $1.789 billion, an increase of 15.7 percent on a reported basis, or 15.5 percent on an operational basis.
◦Global Imbruvica net revenues were $1.424 billion, an increase of 9.8 percent, with U.S. net revenues of $1.165 billion and international profit sharing of $259 million.
◦Global Venclexta net revenues were $365 million, an increase of 46.2 percent on a reported basis, or 45.0 percent on an operational basis.
•Global net revenues from the aesthetics portfolio were $1.142 billion, a decrease of 0.7 percent on a comparable operational basis.
◦Global Botox Cosmetic net revenues were $493 million, an increase of 9.1 percent on a comparable operational basis.
•Global net revenues from the neuroscience portfolio were $1.389 billion, an increase of over 100.0 percent on a reported basis, or 14.9 percent on a comparable operational basis.
◦Global Botox Therapeutic net revenues were $567 million, a decrease of 1.0 percent on a comparable operational basis.
◦Global Vraylar net revenues were $401 million, an increase of 38.0 percent on a comparable operational basis.
◦Global Ubrelvy net revenues were $65 million.
•On a GAAP basis, the gross margin ratio in the fourth quarter was 66.2 percent. The adjusted gross margin ratio was 81.8 percent.
•On a GAAP basis, selling, general and administrative expense was 23.3 percent of net revenues. The adjusted SG&A expense was 22.3 percent of net revenues.
•On a GAAP basis, research and development expense was 13.6 percent of net revenues. The adjusted R&D expense was 12.6 percent of net revenues, reflecting funding actions supporting all stages of our pipeline.
•On a GAAP basis, the operating margin in the fourth quarter was 27.1 percent. The adjusted operating margin was 46.9 percent.
•On a GAAP basis, net interest expense was $618 million.
•On a GAAP basis, the tax rate in the quarter was 102.5 percent. The adjusted tax rate was 11.6 percent.
•Diluted EPS in the fourth quarter was $0.01 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.92.
•Recorded a $4.7 billion increase in the Skyrizi contingent consideration liability due to higher estimated future sales driven by stronger market share uptake and favorable clinical trial results as well as lower interest rates.

Note: "Comparable Operational" comparisons include full-quarter current year and prior year results for Allergan, which was acquired on May 8, 2020, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates. Refer to the Key Product Revenues schedules for further details. "Operational" comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•AbbVie announced that the European Commission (EC) has approved Rinvoq (upadacitinib, 15 mg, once daily) for the treatment of adults with active psoriatic arthritis (PsA) and active ankylosing spondylitis (AS). Rinvoq is the first oral, once-daily, selective and reversible JAK inhibitor approved for three adult rheumatic indications in the European Union: rheumatoid arthritis (RA), PsA and AS. The EC approval is supported by data from three pivotal clinical studies in PsA and AS where Rinvoq met all primary and key secondary endpoints with a safety profile consistent with that seen in RA.

•AbbVie announced top-line results from the Phase 3b Heads Up study showing that Rinvoq (30 mg, once daily) achieved superiority to Dupixent (dupilumab, 300 mg, every other week) for the primary endpoint, the proportion of patients with at least a 75 percent improvement in the Eczema Area Severity Index (EASI 75) at week 16, in adults with moderate to severe atopic dermatitis (AD). Rinvoq also showed superiority versus Dupixent for all ranked secondary endpoints, including early improvements in itch and skin clearance. The safety profile of Rinvoq was consistent with previous AD studies, with no new safety risks observed. Full results from the Heads Up study will be submitted for publication in a peer-reviewed journal.

•AbbVie announced positive results from the Phase 3 induction study, U-ACHIEVE, which showed Rinvoq (45 mg, once daily) met the primary endpoint of clinical remission (per Adapted Mayo Score) at week 8 in adult patients with moderate to severe ulcerative colitis (UC). Additionally, all ranked secondary endpoints, including clinical, endoscopic and histologic outcomes, were met. The safety results in this study were consistent with the known profile of Rinvoq, with no new safety risks observed. U-ACHIEVE is the first of two Phase 3 induction studies to evaluate the safety and efficacy of Rinvoq in adults with moderate to severe UC and full results from the study will be presented at a future medical meeting and submitted for publication in a peer-reviewed journal.

•AbbVie announced positive top-line results from the Phase 3 ADVANCE and MOTIVATE studies, which evaluated the efficacy and safety of Skyrizi (risankizumab) for induction therapy in adult patients with moderate to severe Crohn’s disease (CD). In ADVANCE and MOTIVATE, both doses of Skyrizi (600mg and 1200mg) met the co-primary endpoints of clinical remission and endoscopic response at week 12, demonstrating superiority versus placebo. Additionally, key secondary endpoints showed significant clinical and endoscopic outcomes, with symptom improvement observed as early as week 4. The overall safety results in these studies were generally consistent with the known safety profile of Skyrizi, with no new safety risks observed. Skyrizi is part of a collaboration between Boehringer Ingelheim and AbbVie, with AbbVie leading development and commercialization globally.

•AbbVie announced positive top-line results from the Phase 3 KEEPsAKE-1 and KEEPsAKE-2 studies evaluating Skyrizi (150 mg) in adults with active PsA, with Skyrizi demonstrating strong levels of response on both joint and skin endpoints. In both Phase 3 trials, significantly more patients treated with Skyrizi achieved the primary endpoint of ACR20 response at week 24 versus placebo. Results of ranked secondary endpoints showed significant improvements in skin clearance (as measured by at least a 90 percent improvement in Psoriasis Area Severity Index (PASI 90)), physical function (as measured by the Health Assessment Questionnaire Disability Index (HAQ-DI)) and minimal disease activity (MDA) at week 24. The safety results in these studies to-date were generally consistent with the known profile of Skyrizi in psoriasis (PsO) patients. Detailed data from both pivotal studies will be presented at an upcoming medical meeting and we expect to submit our regulatory applications for Skyrizi in PsA in the first half of this year.

•AbbVie hosted an Immunology Strategic Update event on December 14, 2020 for members of the investment community. The event highlighted AbbVie’s immunology leadership, market expectations, strong and growing body of clinical data, innovative pipeline, and strategy to capitalize on a best-in-class immunology portfolio over the long term. As part of the event, AbbVie raised its 2025 risk-adjusted combined sales guidance for Skyrizi and Rinvoq to greater than $15 billion, above previous guidance of greater than $10 billion. Supporting materials from the Immunology Strategic Update, including the event presentation and an archived webcast, can be found on AbbVie's Investor Relations website at investors.abbvie.com.

Recent Events (continued)

•At the virtual American Society of Hematology Annual Meeting and Exposition (ASH), AbbVie presented data from nearly 40 abstracts on 8 investigational and approved products across 11 cancer types, including 10 oral presentations. Key data presentations included new disease-free survival data from the Phase 2 CAPTIVATE study evaluating Imbruvica (ibrutinib) plus Venclexta (venetoclax) in previously untreated patients with chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL); new extended follow-up data for fixed duration treatment Venclexta in CLL from the Phase 3 Murano and Phase 3 CLL14 studies; results from several long-term follow-up studies evaluating Imbruvica in multiple types of blood cancers; and data from collaborations on pipeline candidates in partnership with Genmab and I-Mab. Venetoclax is being developed by AbbVie and Roche and is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S. Imbruvica is jointly developed and commercialized with Janssen Biotech, Inc.

•AbbVie announced that the U.S. Food and Drug Administration (FDA) approved the update of the Imbruvica Prescribing Information to include efficacy and safety data for the combination of Imbruvica with rituximab for the treatment of Waldenström's macroglobulinemia (WM). The update is based on more than 5 years of Phase 3 iNNOVATE final analysis data, which demonstrated Imbruvica plus rituximab significantly prolonged progression-free survival (PFS) versus rituximab alone in adults with WM. Imbruvica was approved as a monotherapy for WM in 2015 and as a combination therapy with rituximab in 2018 based on the iNNOVATE primary analysis.

•Allergan Aesthetics announced the launch of CoolSculpting Elite, its next generation fat reduction system with new technology that allows for the treatment of two areas of fat at once and new elite applicators designed for improved fit and comfort. CoolSculpting Elite harnesses proven CoolSculpting technology to target, freeze, and eliminate treated fat cells. CoolSculpting Elite is FDA cleared to treat visible fat bulges in nine areas of the body including the thigh, abdomen, and flank, along with bra fat, back fat, underneath the buttocks (also known as banana roll), upper arm, and the submental and submandibular areas.

•Allergan Aesthetics entered into a warrant agreement with Cypris Medical, a privately held medical device company, that provides Allergan Aesthetics the right to acquire Cypris Medical, including the company's Xact device, following the completion of a clinical trial to be initiated in 2021. The Xact device is a minimally-invasive alternative option for performing face and neck lifts and the planned clinical trial will evaluate the safety and effectiveness of Xact in treating midface descent as well as for neck lifts.

•AbbVie presented results from 16 neurotoxin research abstracts across multiple therapeutic and cosmetic indications at the TOXINS 2021 Virtual Conference. The presentations included new analyses from the CD-PROBE study evaluating sustained efficacy and tolerability of Botox (onabotulinumtoxinA) in patients with cervical dystonia, new analyses from the ASPIRE study on patient adherence to Botox for management of spasticity, data on Botox treatment in adult patients with overactive bladder and in pediatric patients with neurogenic detrusor overactivity, a meta-analysis of immunogenicity rates across 10 therapeutic and aesthetic indications and results from a clinical trial evaluating the safety and pharmacodynamic response with higher doses of Botox on clinician and patient reported outcomes in patients with moderate to severe glabellar lines.

•At the virtual American Academy of Ophthalmology (AAO) 2020, AbbVie presented new Phase 2 efficacy data for an investigational treatment of presbyopia, new data evaluating the effectiveness of Durysta (bimatoprost implant) and additional analysis of data from Phase 3 ARTEMIS studies that shed light on how glaucoma patients with different characteristics may respond to Durysta.

Recent Events (continued)

•AbbVie recently provided new long-term sales guidance. The company expects continued strong total company sales growth leading up to the U.S. Humira (adalimumab) loss of exclusivity (LOE) in 2023. AbbVie expects total company sales to decline in 2023, following the LOE, with modest top-line growth expected in 2024. The company expects a rapid return to strong top-line growth in 2025, with a high-single digit compound annual growth rate (CAGR) through the remainder of the decade. AbbVie also outlined expectations for high-single digit annual growth for its aesthetics portfolio over the next decade, peak Vraylar (cariprazine) sales approaching $4 billion in current approved indications, peak Ubrelvy (ubrogepant) sales of greater than $1 billion and peak atogepant sales of greater than $1 billion. The company reiterated its expectation for greater than $15 billion of risk-adjusted combined Rinvoq and Skyrizi global sales in 2025.

•AbbVie and Frontier Medicines, Corp., a precision medicine company drugging challenging protein targets to develop breakthrough medicines that change the course of human diseases, announced a global strategic collaboration to discover, develop and commercialize a pipeline of innovative small molecule therapeutics against high-interest, difficult-to-drug protein targets. Under the multi-year collaboration, AbbVie and Frontier will utilize Frontier's proprietary chemoproteomics platform to identify small molecules for programs directed to novel E3 ligases and certain oncology and immunology targets.

•AbbVie announced that it will collaborate with 6 nonprofit partners as part of its $50 million investment to support health and education opportunity in underserved Black communities across the U.S. The partners include Direct Relief, University of Chicago Medicine's Urban Health Initiative, National Urban League, Year Up, United Negro College Fund (UNCF) and Providence St. Mel School. Additionally, as part of the announcement, AbbVie expanded its employee matching program to 3:1 for donations to civil rights nonprofits fostering racial equity.

Full-Year 2021 Outlook
AbbVie is issuing its GAAP diluted EPS guidance for the full-year 2021 of $6.69 to $6.89. AbbVie expects to deliver adjusted diluted EPS for the full-year 2021 of $12.32 to $12.52. The company’s 2021 adjusted diluted EPS guidance excludes $5.63 per share of intangible asset amortization expense, non-cash charges for contingent consideration adjustments and other specified items.
About AbbVie
AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience, eye care, virology, women's health and gastroenterology, in addition to products and services across its Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.
Conference Call
AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our fourth-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results
Financial results for 2020 and 2019 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2021 financial guidance is also being provided on both a reported and a non-GAAP basis.
Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the failure to realize the expected benefits of AbbVie’s acquisition of Allergan or to promptly and effectively integrate Allergan’s business, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2019 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gentry Lassiter	Liz Shea
(224) 219-6670	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended December 31, 2020
(Unaudited)

				% Change vs. 4Q19
	Net Revenues (in millions)			Reported			Comparable Operational [a,b]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	U.S.	Int'l.	Total
NET REVENUES	$10,665	$3,193	$13,858	65.9%	40.4%	59.2%	9.4%	(1.2)%	6.8%
Immunology	4,988	970	5,958	18.9	(0.1)	15.3	18.9	(2.5)	14.8
Humira	4,293	859	5,152	8.2	(9.4)	4.8	8.2	(11.4)	4.4
Skyrizi	451	74	525	>100.0	>100.0	>100.0	>100.0	>100.0	>100.0
Rinvoq	244	37	281	>100.0	>100.0	>100.0	>100.0	>100.0	>100.0

Hematologic Oncology	1,373	416	1,789	11.7	30.9	15.7	11.7	29.9	15.5
Imbruvica[c]	1,165	259	1,424	8.6	15.7	9.8	8.6	15.7	9.8
Venclexta	208	157	365	33.5	67.3	46.2	33.5	64.1	45.0

Aesthetics	724	418	1,142	n/m	n/m	n/m	(2.5)	2.5	(0.7)
Botox Cosmetic*	303	190	493	n/m	n/m	n/m	11.1	6.0	9.1
Juvederm Collection*	147	184	331	n/m	n/m	n/m	(12.1)	3.4	(4.0)
Other Aesthetics*	274	44	318	n/m	n/m	n/m	(9.3)	(13.1)	(9.8)

Neuroscience	1,188	201	1,389	>100.0	>100.0	>100.0	18.3	(2.0)	14.9
Botox Therapeutic*	472	95	567	n/m	n/m	n/m	0.3	(7.1)	(1.0)
Vraylar*	401	—	401	n/m	n/a	n/m	38.0	n/a	38.0
Duodopa	28	101	129	8.5	9.6	9.3	8.5	3.6	4.6
Ubrelvy*	65	—	65	n/m	n/a	n/m	n/m	n/a	n/m
Other Neuroscience*	222	5	227	n/m	n/m	n/m	1.7	(0.4)	1.7

Eye Care	625	302	927	n/m	n/m	n/m	2.5	(4.5)	0.1
Lumigan/Ganfort*	68	85	153	n/m	n/m	n/m	(14.1)	(13.1)	(13.5)
Alphagan/Combigan*	92	42	134	n/m	n/m	n/m	(1.5)	—	(1.1)
Restasis*	333	11	344	n/m	n/m	n/m	0.7	(30.4)	(1.0)
Other Eye Care*	132	164	296	n/m	n/m	n/m	24.4	2.4	11.1

Women's Health	249	7	256	>100.0	>100.0	>100.0	(12.5)	(48.1)	(14.1)
Lo Loestrin*	139	3	142	n/m	n/m	n/m	(13.6)	(31.7)	(14.1)
Orilissa/Oriahnn	37	1	38	10.0	41.0	10.7	10.0	41.5	10.7
Other Women's Health*	73	3	76	n/m	n/m	n/m	(18.7)	(65.0)	(22.6)

Other Key Products	1,136	310	1,446	16.4	(15.7)	7.7	(6.5)	(19.5)	(9.6)
Mavyret	220	261	481	(27.8)	(19.0)	(23.3)	(27.8)	(22.1)	(24.9)
Creon	304	—	304	4.0	n/a	4.0	4.0	n/a	4.0
Lupron	139	42	181	(19.7)	(8.4)	(17.4)	(19.7)	(5.8)	(16.9)
Linzess/Constella*	279	7	286	n/m	n/m	n/m	16.1	6.3	15.9
Synthroid	194	—	194	(5.1)	n/a	(5.1)	(5.1)	n/a	(5.1)
a    "Comparable Operational" comparisons include full-quarter current year and prior year results for Allergan products, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b    All historically reported Allergan revenues have been recast to conform to AbbVie's revenue recognition accounting policies and reporting conventions for certain rebates and discounts. Historically reported Allergan revenues also exclude Zenpep and Viokace product revenues, which were both divested as part of the acquisition, as well as specified items.
c    Reflects profit sharing for Imbruvica international revenues.
* Represents product(s) acquired as part of the Allergan acquisition.
n/a = not applicable
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Twelve Months Ended December 31, 2020
(Unaudited)

				% Change vs. 12M19
	Net Revenues (in millions) [a]			Reported			Comparable Operational [b,c]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	U.S.	Int'l.	Total
ADJUSTED NET REVENUES [d]	$34,859	$10,925	$45,784	45.8%	16.7%	37.6%	6.7%	(6.8)%	3.3%
Immunology	18,150	4,003	22,153	19.2	(7.9)	13.2	19.2	(6.9)	13.4
Humira	16,112	3,720	19,832	8.4	(13.6)	3.5	8.4	(12.5)	3.7
Skyrizi	1,385	205	1,590	>100.0	>100.0	>100.0	>100.0	>100.0	>100.0
Rinvoq	653	78	731	>100.0	>100.0	>100.0	>100.0	>100.0	>100.0

Hematologic Oncology	5,109	1,542	6,651	17.4	38.3	21.7	17.4	38.5	21.7
Imbruvica[e]	4,305	1,009	5,314	12.4	19.5	13.7	12.4	19.5	13.7
Venclexta	804	533	1,337	54.4	97.0	69.0	54.4	97.8	69.3

Aesthetics	1,671	919	2,590	n/m	n/m	n/m	(16.5)	(17.6)	(16.9)
Botox Cosmetic*	687	425	1,112	n/m	n/m	n/m	(8.8)	(16.7)	(12.0)
Juvederm Collection*	318	400	718	n/m	n/m	n/m	(27.1)	(18.2)	(22.4)
Other Aesthetics*	666	94	760	n/m	n/m	n/m	(17.7)	(19.4)	(17.9)

Neuroscience	2,862	634	3,496	>100.0	74.0	>100.0	14.0	(2.7)	11.1
Botox Therapeutic*	1,155	232	1,387	n/m	n/m	n/m	(5.4)	(11.9)	(6.6)
Vraylar*	951	—	951	n/m	n/a	n/m	57.5	n/a	57.5
Duodopa	103	391	494	5.9	7.4	7.1	5.9	6.3	6.2
Ubrelvy*	125	—	125	n/m	n/a	n/m	n/m	n/a	n/m
Other Neuroscience*	528	11	539	n/m	n/m	n/m	(6.4)	28.1	(6.0)

Eye Care	1,448	736	2,184	n/m	n/m	n/m	(0.5)	(8.8)	(3.4)
Lumigan/Ganfort*	165	213	378	n/m	n/m	n/m	(5.0)	(8.1)	(6.8)
Alphagan/Combigan*	223	103	326	n/m	n/m	n/m	(6.8)	(1.1)	(5.2)
Restasis*	755	32	787	n/m	n/m	n/m	(0.8)	—	(0.7)
Other Eye Care*	305	388	693	n/m	n/m	n/m	9.0	(11.6)	(3.6)

Women's Health	648	25	673	>100.0	>100.0	>100.0	(13.1)	(17.9)	(13.3)
Lo Loestrin*	346	10	356	n/m	n/m	n/m	(14.5)	0.1	(14.3)
Orilissa/Oriahnn	121	4	125	33.3	96.1	34.6	33.3	97.7	34.6
Other Women's Health*	181	11	192	n/m	n/m	n/m	(22.4)	(35.2)	(23.3)

Other Key Products	3,919	1,215	5,134	(2.5)	(23.4)	(8.4)	(13.6)	(24.0)	(16.2)
Mavyret	785	1,045	1,830	(46.7)	(26.4)	(36.7)	(46.7)	(26.8)	(36.9)
Creon	1,114	—	1,114	6.9	n/a	6.9	6.9	n/a	6.9
Lupron	600	152	752	(16.6)	(9.1)	(15.2)	(16.6)	(5.4)	(14.5)
Linzess/Constella*	649	18	667	n/m	n/m	n/m	10.2	16.7	10.4
Synthroid	771	—	771	(1.9)	n/a	(1.9)	(1.9)	n/a	(1.9)
a    Net revenues include Allergan product revenues from the date of the acquisition, May 8, 2020, through December 31, 2020.
b    "Comparable Operational" comparisons include full-period current year and prior year results for Allergan products, as if the acquisition closed on January 1, 2019, and are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
c    All historically reported Allergan revenues have been recast to conform to AbbVie's revenue recognition accounting policies and reporting conventions for certain rebates and discounts. Historically reported Allergan revenues also exclude Zenpep and Viokace product revenues, which were both divested as part of the acquisition, as well as specified items.
d    Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.
e    Reflects profit sharing for Imbruvica international revenues.
* Represents product(s) acquired as part of the Allergan acquisition.
n/a = not applicable
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
Quarter and Twelve Months Ended December 31, 2020 and 2019
(Unaudited) (In millions, except per share data)

	Fourth Quarter Ended December 31		Twelve Months Ended December 31
	2020	2019	2020	2019
Net revenues	$13,858	$8,704	$45,804	$33,266
Cost of products sold	4,684	2,006	15,387	7,439
Selling, general and administrative	3,231	1,951	11,299	6,942
Research and development	1,890	1,542	6,557	6,407
Acquired in-process research and development	300	139	1,198	385
Other operating income	—	(890)	—	(890)
Total operating costs and expenses	10,105	4,748	34,441	20,283

Operating earnings	3,753	3,956	11,363	12,983

Interest expense, net	618	455	2,280	1,509
Net foreign exchange loss	17	11	71	42
Other expense, net	4,625	416	5,614	3,006
Earnings (loss) before income tax expense	(1,507)	3,074	3,398	8,426
Income tax expense (benefit)	(1,545)	273	(1,224)	544
Net earnings	38	2,801	4,622	7,882
Net earnings attributable to noncontrolling interest	2	—	6	—
Net earnings attributable to AbbVie Inc.	$36	$2,801	$4,616	$7,882

Diluted earnings per share attributable to AbbVie Inc.	$0.01	$1.88	$2.72	$5.28

Adjusted diluted earnings per share[a]	$2.92	$2.21	$10.56	$8.94

Weighted-average diluted shares outstanding	1,776	1,485	1,673	1,484

a     Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Weighted-average diluted shares outstanding includes the effect of dilutive securities.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended December 31, 2020
(Unaudited) (In millions, except per share data)

1.    Specified items impacted results as follows:

	4Q20
	Earnings (Loss)		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$(1,507)	$36	$0.01
Adjusted for specified items:
Intangible asset amortization	1,838	1,444	0.81
Acquisition and integration costs	467	399	0.22
Milestones and other R&D expenses	48	39	0.02
Acquired IPR&D	300	296	0.16
Change in fair value of contingent consideration	4,675	4,671	2.63
Tax audit settlements	—	(140)	(0.08)
Impacts related to tax law changes	—	(1,492)	(0.84)
Other	92	(28)	(0.01)
As adjusted (non-GAAP)	$5,913	$5,225	$2.92
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect integration costs and amortization of the acquisition date fair value step-up for inventory related to the Allergan acquisition. Milestones and other R&D expenses include milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Other primarily includes tax related items and COVID-19 related expenses.
2.    The impact of the specified items by line item was as follows:

	4Q20
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other expense, net
As reported (GAAP)	$4,684	$3,231	$1,890	$300	$4,625
Adjusted for specified items:
Intangible asset amortization	(1,838)	—	—	—	—
Acquisition and integration costs	(272)	(126)	(69)	—	—
Milestones and other R&D expenses	—	—	(48)	—	—
Acquired IPR&D	—	—	—	(300)	—
Change in fair value of contingent consideration	—	—	—	—	(4,675)
Other	(51)	(16)	(22)	—	(3)
As adjusted (non-GAAP)	$2,523	$3,089	$1,751	$—	$(53)
3.    The adjusted tax rate for the fourth quarter of 2020 was 11.6 percent, as detailed below:

	4Q20
	Pre-tax earnings (loss)	Income taxes	Tax rate
As reported (GAAP)	$(1,507)	$(1,545)	102.5%
Specified items	7,420	2,231	30.1%
As adjusted (non-GAAP)	$5,913	$686	11.6%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended December 31, 2019
(Unaudited) (In millions, except per share data)

1.    Specified items impacted results as follows:

	4Q19
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,074	$2,801	$1.88
Adjusted for specified items:
Intangible asset amortization	391	324	0.22
Acquisition related costs	226	183	0.12
Milestones and other R&D expenses	217	193	0.13
Acquired IPR&D	139	123	0.08
Reata divestiture	(330)	(297)	(0.20)
Litigation matters	(550)	(435)	(0.29)
Change in fair value of contingent consideration	438	438	0.29
Restructuring	19	15	0.01
Tax audit settlement	—	(133)	(0.09)
Other	(10)	82	0.06
As adjusted (non-GAAP)	$3,614	$3,294	$2.21
 a Represents net earnings attributable to AbbVie Inc.
Acquisition related costs reflect transaction and financing costs related to the Allergan acquisition. Milestones and other R&D expenses include milestone payments for previously announced collaborations and the purchase of an FDA priority review voucher from a third party. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Litigation matters includes the settlement of an intellectual property dispute with a third party. Restructuring is primarily associated with streamlining global operations. Other primarily includes the impacts of tax law changes and U.S. tax reform.
2.    The impact of the specified items by line item was as follows:

	4Q19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating income	Interest expense, net	Other expense, net
As reported (GAAP)	$2,006	$1,951	$1,542	$139	$(890)	$455	$416
Adjusted for specified items:
Intangible asset amortization	(391)	—	—	—	—	—	—
Acquisition related costs	—	(53)	—	—	—	(173)	—
Milestones and other R&D expenses	—	—	(217)	—	—	—	—
Acquired IPR&D	—	—	—	(139)	—	—	—
Reata divestiture	—	—	—	—	330	—	—
Litigation matters	—	—	—	—	550	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(438)
Restructuring	(10)	(15)	6	—	—	—	—
Other	—	—	—	—	10	—	—
As adjusted (non-GAAP)	$1,605	$1,883	$1,331	$—	$—	$282	$(22)
3.    The adjusted tax rate for the fourth quarter of 2019 was 8.8 percent, as detailed below:

	4Q19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,074	$273	8.9%
Specified items	540	47	8.6%
As adjusted (non-GAAP)	$3,614	$320	8.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Twelve Months Ended December 31, 2020
(Unaudited) (In millions, except per share data)

1.    Specified items impacted results as follows:

	12M20
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,398	$4,616	$2.72
Adjusted for specified items:
Intangible asset amortization	5,805	4,805	2.87
Acquisition and integration costs	3,366	3,023	1.81
Milestones and other R&D expenses	273	241	0.14
Acquired IPR&D	1,198	1,194	0.71
Change in fair value of contingent consideration	5,753	5,749	3.43
Tax audit settlements	—	(200)	(0.12)
Impacts related to tax law changes	—	(1,689)	(1.02)
Other	239	42	0.02
As adjusted (non-GAAP)	$20,032	$17,781	$10.56
 a Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect transaction and financing costs, compensation expense and other integration costs as well as amortization of the acquisition date fair value step-up for inventory related to the Allergan acquisition. Milestones and other R&D expenses include milestone payments for previously announced collaborations and the purchase of an FDA priority review voucher from a third party. Other primarily includes tax related items and COVID-19 related charitable contributions and expenses.
2.    The impact of the specified items by line item was as follows:

	12M20
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Net foreign exchange loss	Other expense, net
As reported (GAAP)	$45,804	$15,387	$11,299	$6,557	$1,198	$2,280	$71	$5,614
Adjusted for specified items:
Intangible asset amortization	—	(5,805)	—	—	—	—	—	—
Acquisition and integration costs	—	(1,292)	(1,416)	(384)	—	(274)	—	—
Milestones and other R&D expenses	—	—	—	(273)	—	—	—	—
Acquired IPR&D	—	—	—	—	(1,198)	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	—	(5,753)
Other	(20)	(115)	(80)	(70)	—	—	9	(3)
As adjusted (non-GAAP)	$45,784	$8,175	$9,803	$5,830	$—	$2,006	$80	$(142)
3.    The adjusted tax rate for the full-year 2020 was 11.2 percent, as detailed below:

	12M20
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,398	$(1,224)	(36.0)%
Specified items	16,634	3,469	20.9%
As adjusted (non-GAAP)	$20,032	$2,245	11.2%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Twelve Months Ended December 31, 2019
(Unaudited) (In millions, except per share data)

1.    Specified items impacted results as follows:

	12M19
	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$8,426	$7,882	$5.28
Adjusted for specified items:
Intangible asset amortization	1,553	1,286	0.86
Acquisition related costs	415	338	0.23
Milestones and other R&D expenses	312	288	0.20
Acquired IPR&D	385	364	0.25
Reata divestiture	(330)	(297)	(0.20)
Litigation matters	(523)	(414)	(0.28)
Change in fair value of contingent consideration	3,182	3,184	2.14
Restructuring	207	168	0.10
Stemcentrx-related impairment	939	823	0.56
Tax audit settlement	—	(400)	(0.27)
Other	10	102	0.07
As adjusted (non-GAAP)	$14,576	$13,324	$8.94
 a Represents net earnings attributable to AbbVie Inc.
Acquisition related costs reflect transaction and financing costs related to the Allergan acquisition. Milestones and other R&D expenses include milestone payments for previously announced collaborations and the purchase of an FDA priority review voucher from a third party. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Litigation matters includes the settlement of an intellectual property dispute with a third party. Restructuring is primarily associated with streamlining global operations. Stemcentrx-related impairment refers to the net impact of the intangible asset impairment and the related fair value adjustment to contingent consideration liabilities. Other primarily includes the impacts of tax law changes and U.S. tax reform.
2.    The impact of the specified items by line item was as follows:

	12M19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating income	Interest expense, net	Other expense, net
As reported (GAAP)	$7,439	$6,942	$6,407	$385	$(890)	$1,509	$3,006
Adjusted for specified items:
Intangible asset amortization	(1,553)	—	—	—	—	—	—
Acquisition related costs	—	(103)	—	—	—	(312)	—
Milestones and other R&D expenses	—	—	(312)	—	—	—	—
Acquired IPR&D	—	—	—	(385)	—	—	—
Reata divestiture	—	—	—	—	330	—	—
Litigation matters	—	(27)	—	—	550	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(3,182)
Restructuring	(25)	(125)	(57)	—	—	—	—
Stemcentrx-related impairment	—	—	(1,030)	—	—	—	91
Other	(1)	—	(19)	—	10	—	—
As adjusted (non-GAAP)	$5,860	$6,687	$4,989	$—	$—	$1,197	$(85)
3.    The adjusted tax rate for the full-year 2019 was 8.6 percent, as detailed below:

	12M19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$8,426	$544	6.5%
Specified items	6,150	708	11.5%
As adjusted (non-GAAP)	$14,576	$1,252	8.6%